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

                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                                MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                                        FOR THE YEAR ENDED                     FOR THE PERIOD JUNE 19, 1998
                                                         DECEMBER 31, 1999                         TO DECEMBER 25, 1998
                                           ----------------------------------------        --------------------------------------
                                            MERRILL LYNCH          MERRILL LYNCH           MERRILL LYNCH        MERRILL LYNCH
                                              PREFERRED              PREFERRED              PREFERRED            PREFERRED
                                           CAPITAL TRUST IV        FUNDING IV, L.P.        CAPITAL TRUST IV      FUNDING IV, L.P.
                                           -----------------       ----------------        ----------------     -----------------


Earnings                                      $ 29,361              $ 34,428                $ 15,578               $ 18,274
                                              ========              ========                ========               ========


Fixed charges                                 $      -              $      -                $      -               $      -

Preferred securities distribution
     requirements                               28,480                29,361                  15,110                 15,578
                                              --------              --------                --------               --------

Total combined fixed charges and
     preferred securities distributions       $ 28,480              $ 29,361                $ 15,110               $ 15,578
                                              ========              ========                ========               ========

Ratio of earnings to combined
     fixed charges and preferred
     securities distributions                     1.03                  1.17                    1.03                   1.17


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